Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Lauren Ponti-Zins

(513) 246-2137 (office)

media@bankatfirst.com

First Financial Bancorp and MainSource Financial Group, Inc. Announce Regulatory Approval of Proposed Merger

Cincinnati, Ohio and Greensburg, Indiana– February 22, 2018 – First Financial Bancorp (NASDAQ: FFBC) and MainSource Financial Group, Inc. (NASDAQ: MSFG) today announced the receipt of regulatory approval from the Board of Governors of the Federal Reserve System to move forward with the proposed merger of MainSource Financial Group, Inc. (MainSource)  into First Financial Bancorp. (First Financial). The Ohio Division of Financial Institutions approved the proposed merger in January 2018.

The official closing of the merger transaction is scheduled for April 1, 2018, when the two banks will legally become one company. While MainSource will officially be First Financial Bank at that time, it is business as usual for associates and clients of each bank until the transition weekend targeted later in the second quarter, at which time MainSource Bank’s operating systems will convert and its branches will be branded as First Financial Bank branches.

“We are extremely pleased that the final step of merging our two banks is now a reality. The integration process is underway and we are excited to continue the First Financial brand as a combined financial institution to better serve our clients and communities,” said Claude E. Davis, President and Chief Executive Officer of First Financial.

About First Financial

First Financial Bancorp. is a Cincinnati, Ohio based bank holding company. As of December 31, 2017, the Company had $8.9 billion in assets, $6.0 billion in loans, $6.9 billion in deposits and $930.7 million in shareholders’ equity. The Company’s subsidiary, First Financial Bank, founded in 1863, provides banking and financial services products through its four lines of business: Commercial and Private Banking, Retail Banking, Investment Commercial Real Estate and Commercial Finance. These business units provide traditional banking services to business and retail clients. Commercial and Private Banking includes First Financial Wealth Management, which provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.7 billion in assets under management as of December 31, 2017. The Company’s primary operating markets are located in Ohio, Indiana and Kentucky where it operates 94 banking centers, while the Commercial Finance business lends into targeted industry verticals on a nationwide basis. Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com.

About MainSource

MainSource Financial Group is listed on the NASDAQ National Market (under the symbol: “MSFG”) and is a community-focused, financial holding company with assets of approximately $4.6 billion. MainSource operates 88 full-service offices throughout Indiana, Illinois, Kentucky and Ohio through its banking subsidiary, MainSource Bank, Greensburg, Indiana. For more information about MainSource Bank, visit www.mainsourcebank.com.

Forward-Looking Statements

Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, certain plans, expectations, goals, projections and benefits relating to the proposed merger (the “Merger”) between MainSource Financial Group (“MainSource”) and First Financial Bancorp (“First Financial”), which are subject to numerous assumptions, risks and uncertainties.  Words such as “believes,” “anticipates,” “likely,” “expected,” “estimated,” “intends” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.  Please refer to each of  MainSource’s and First Financial’s Annual Report on Form 10-K for the year ended December 31, 2016, as well as their other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management’s control.  It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements.  In addition to factors previously disclosed in reports filed by  MainSource and First Financial with the SEC, risks and uncertainties for  MainSource, First Financial and the combined company include, but are not limited to:  the possibility that any of the anticipated benefits of the proposed Merger will not be realized or will not be realized within the expected time period; the risk that integration of  MainSource’s operations with those of First Financial will be materially delayed or will be more costly or difficult than expected; the inability to close the Merger in a timely manner; diversion of management’s attention from ongoing business operations and opportunities; the failure to satisfy other conditions to completion of the Merger, including receipt of required regulatory and other approvals; the failure of the proposed Merger to close for any other reason; the challenges of integrating and retaining key employees; the effect of the announcement of the Merger on  MainSource’s, First Financial’s or the combined company’s respective customer relationships and operating results; the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations.  All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing.  Except as required by law, neither MainSource nor First Financial assumes any obligation to update any forward-looking statement.